                                                                     EXHIBIT 4.2
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                                                               EXECUTION VERSION
                                                               -----------------

                            UNIT PURCHASE AGREEMENT



Gensia Sicor Inc.
9360 Towne Centre Drive
San Diego, California 92121

Ladies & Gentlemen:

     The undersigned purchaser (the "Purchaser") hereby confirms its agreement with you as follows:

     1. This Unit Purchase Agreement (the "Purchase Agreement") is made by and between Gensia Sicor Inc., a Delaware corporation (the "Company"), and the Purchaser as of the date this Purchase Agreement is accepted by the Company below (the "Effective Date").

     2. The Company has authorized the issuance and sale of up to nine million (9,000,000) units (the "Units"). Each Unit consists of one share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and a warrant (the "Warrant") to purchase one-half share of the Company's Common Stock at a per share exercise price of $4.1875, such Warrant to be issued if and to the extent that the Purchaser sells no Common Stock or other securities of the Company for a period commencing on the Effective Date and ending on December 31, 1997, all as more fully described in this Purchase Agreement, the Warrant and accompanying documents.

     3. The Company and the Purchaser agree that the Purchaser will purchase from the Company, and the Company will sell to the Purchaser
                                                             ----------------
Units, at a purchase price per Unit (the "Purchase Price") equal to $4.1875, and pursuant to, the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by reference as if fully set forth herein.

     4. Units will be sold on a first come, first served basis. The Company makes no representation that this Purchase Agreement will be accepted by the Company.

     5. Purchaser hereby agrees not to engage in the short sale of the Company's Common Stock for a twenty (20) day period prior to and for a ninety
(90) day period following the Closing Date.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.



                                       PURCHASER



                                       -----------------------------------------
                                       Print Name



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Address:
                                               ---------------------------------


ACCEPTED as of March 27, 1997

Gensia Sicor Inc.



By:
   ---------------------------------

Title:
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                                    ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.   Authorization and Sale of the Units.
     -----------------------------------

     1.1   Authorization of the Units.  The Company has authorized the issuance
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and sale of up to nine million (9,000,000) units (the "Units"), each Unit consisting of one share of the Company's Common Stock, par value $.01 per share (the "Common Stock") and a warrant to purchase one-half share of the Company's Common Stock (the "Warrant") in the form attached hereto as Exhibit 1.1.

     1.2   Sale of Units.  Subject to the terms and conditions hereof, the
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Purchaser will purchase the number of Units agreed upon by the Purchaser at the Purchase Price, as set forth in the Unit Purchase Agreement by and between the Company and the Purchaser (the "Purchase Agreement"). The shares of Common Stock sold to Purchaser pursuant to the Purchase Agreement are hereinafter referred to as the "Initial Shares" and the shares of Common Stock arising from the exercise of the Warrant are hereinafter referred to as the "Warrant Shares." The Initial Shares, the Warrant and the Warrant Shares are hereinafter collectively referred to as the "Securities."

     2.    Closing Date.
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     2.1   Closing Date.  The closing of the purchase and sale of the Units to
           ------------
the Purchaser hereunder (the "Closing") shall be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco 94104, at 9:00 A.M. California time, on March 26, 1997 or at such other time within five
(5) business days thereof as the Company may select. The date of the Closing is hereinafter referred to as the "Closing Date." As of the Closing Date, the Company shall prepare a certificate or certificates registered in the name of the Purchaser representing the Initial Shares to be purchased by such Purchaser under the Purchase Agreement, and the Purchaser shall send to the Company a wire transfer (in accordance with the instructions set forth on Exhibit 2.l(a) hereto) in the amount of the purchase price of the Units to be purchased by such Purchaser, payable to the Company's order. Funds received prior to the Closing Date will not bear interest.

     2.2   Warrant Issuance.  The Company will issue a Warrant to purchase one-
           ----------------
half share of the Company's Common Stock at a per share exercise price of $4.1875 (with such number of shares and purchase price as adjusted pursuant to the provisions of Section 3 of the Warrant for any events which occur from and after the Closing Date and on or prior to December 31, 1997) to each Purchaser for each share of the Company's Common Stock purchased by the Purchaser at the Closing and held by such Purchaser until December 31, 1997 (the "Warrant Determination Date"). The

Warrant will be issued by the Company promptly after the Warrant Determination Date; provided, however, that for purposes of calculating the amount of the Warrant, the number of shares purchased at the Closing and held until the Warrant Determination Date will be reduced by any other sales of Company securities (including short sales and sales or purchases of derivative securities) by the Purchaser from the Closing Date until the Warrant Determination Date. The Company may request an affidavit and other reasonable supporting materials as to the foregoing from any Purchaser prior to issuance of the Warrant.

     3.    Representations and Warranties of the Company.  The Company
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represents and warrants to the Purchaser as of the Closing Date as follows:

     3.1   Organization and Standing.  The Company has been duly incorporated
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and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

     3.2   Corporate Power; Authorization.  The Company has all requisite legal
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and corporate power and has taken all requisite corporate action to execute and deliver the Purchase Agreement, to sell and issue the Securities and to carry out and perform all of its obligations hereunder. The Purchase Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) rights to indemnification hereunder may be limited by applicable law. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Certificate of Incorporation, the Company's by-laws, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound.

     3.3   Units; Warrant Shares.  The Company has full corporate power and
           ---------------------
lawful authority to sell the Units on the terms and conditions contemplated herein, and when so sold against payment therefor as provided herein, the Initial Shares and, when issued, the Warrants will be validly authorized and issued, fully paid and nonassessable. The issuance and delivery of each of the Initial Shares and the Warrants is not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company and when the Warrant Shares are issued in accordance with the terms of the Warrants, they will be validly issued and outstanding, fully paid and nonassessable and free of any liens or encumbrances arising through the Company.

     3.4   SEC Documents; Financial Statements.  The Company's Annual Report on
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Forms 10-K and 10-K/A for the Fiscal Year Ended December 31, 1995, the Company's Quarterly Reports on Forms 10-Q for the quarterly period ended March 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, the Company's Form 8-K dated December 30, 1996, the Company's definitive Proxy Statement dated January 15, 1997, and the Company's Form 8-K dated February 28, 1997 (the "SEC Documents") as filed by the Company with the Securities and Exchange Commission (the "Commission") have been provided to the Purchaser. The SEC Documents conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules, regulations and instructions of the Commission thereunder. The SEC Documents did not as of their dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. Except as may be indicated in the notes to the Financial Statements, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its subsidiaries at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     3.5   Subsequent Events.  Since February 28, 1997 (the date of the closing
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of the Gensia/Sicor combination), (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, contingent or otherwise, that are material in the aggregate to the Company and its subsidiaries, taken as a whole, except in the ordinary course of business, and
(ii) there has been no material adverse change in the condition or results of operations, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

     3.6   Legal Proceedings.  Except as set forth in the SEC Documents, there
           -----------------
are no material legal proceedings to which the Company or any subsidiary is a party or of which property of the Company or any subsidiary is the subject and, to the Company's knowledge, no such proceedings are contemplated by governmental authorities or others.

     3.7   Validity of Securities.  The Company has full corporate power and
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lawful authority to sell the Units on the terms and conditions contemplated in the Purchase Agreement, and when so sold against payment therefor as provided therein, the Initial Shares and the Warrant will be validly authorized and issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate of Incorporation and the Warrant, respectively. The issuance and delivery of the Initial Shares, when issued, and the Warrant are not subject to preemptive or any similar rights of the stockholders of the Company or any liens or encumbrances arising through the Company; and when the Warrant Shares are issued in accordance with the terms of the Warrant, they will be validly issued and outstanding, fully paid and nonassessable and free of any liens or encumbrances arising through the Company. Subject to compliance with the provisions of applicable securities laws of state or foreign jurisdictions, no other approval of any public body (state or federal) is or will, on the Closing Date be necessary in connection with the offer, issue and sale of the Initial Shares and the Warrant as contemplated herein.

     3.8   No Breach.  The consummation of the transactions contemplated in the
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Purchase Agreement and the fulfillment of the terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Certificate of Incorporation, the Company's by-laws, or any material indenture, mortgage, deed of trust or other agreement or installment to which the Company is a party or by which it is bound.

     3.9   Good Standing. Each of the Company and its subsidiaries has been duly
           -------------
incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and corporate authority to own, lease and operate its properties and conduct its businesses as described in the SEC Documents; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business as presently conducted require such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole; to the knowledge of the Company, each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect to the extent that the failure of such would have a material adverse effect on the Company's business or results from operations; and each of the Company and its subsidiaries is not in violation of its respective charter or bylaws.

     3.10  Outstanding Stock.  All outstanding shares of capital stock of the
           -----------------
Company have been duly authorized and validly issued and are fully paid and nonassessable; all issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     3.11  Intellectual Property.  Except as set forth in the SEC Documents, to
           ---------------------
the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted.

     3.12  Common Stock Registration.  The Common Stock is registered pursuant
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to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market, and the Company has taken no action designed to, or, to the Company's knowledge, likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removing the Common Stock from quotation on The Nasdaq National Market, nor has the Company received notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or quotation.

     3.13  Private Placement.  The Company has not taken any action inconsistent
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with the treatment of the sale of the Units pursuant to the Purchase Agreement as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the provisions of Section 4(2) thereof and Regulation D thereunder. Assuming the accuracy of the purchasers' representations and warranties in the Purchase Agreement and the compliance by each purchaser with all of its covenants and agreements, the offer, sale, and issuance by the Company of the Units to the purchasers as contemplated herein constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act.

     4.    Representations and Warranties of the Purchaser; Access to
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Information; Independent Investigation.  The Purchaser hereby represents and
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warrants to the Company as follows:

     4.1   Investment Intent.  The Purchaser is purchasing the Units for
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investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

     4.2   Investment Experience.  The Purchaser is an "accredited investor"
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within the meaning of Rule 501 of the Commission, and was not organized for the specific purpose of acquiring the Units. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     4.3   Authorization.  This Purchase Agreement has been duly and validly
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authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     4.4   Compliance with Securities Laws and Regulations.  All subsequent
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offers and sales of the Securities by the Purchaser shall be made pursuant to registration under the Securities Act and qualification under the applicable state securities laws or pursuant to exemptions from registration and qualification.

    4.5    Reliance by Company.  The Purchaser understands that the Units are
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being offered and sold to it in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

     4.6   No Government Approval.  The Purchaser understands that no United
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States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units.

     4.7   No Legal, Tax or Investment Advice.  The Purchaser understands that
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nothing in the Purchase Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

     4.8   Access to Information.  The Purchaser acknowledges that it has had
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the opportunity to ask questions, to receive answers concerning the terms and conditions of this offering from the Company and to obtain any additional information from the Company that the Company possesses or can acquire without unreasonable effort or expense regarding this offering.

     4.9   Individual Investor.  If Purchaser is a natural person, Purchaser
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makes the additional representations and warranties set forth on Exhibit 4.9 attached hereto

     5.    Restrictions on Transfer, Information and Registration Rights.
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     5.1   Restrictions on Transferability.  The Securities shall not be
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transferable in the absence of a registration under the Securities Act or an exemption therefrom, or in the absence of compliance with any term of the Purchase Agreement. Without limiting the foregoing, (i) the Securities may be offered, resold, pledged or otherwise transferred only (A) in a transaction meeting the requirements of Rule 144 of the Commission ("Rule 144"), or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) or (B) pursuant to an effective registration statement under the Securities Act, in each case in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (ii) Purchaser will be required to notify any subsequent purchaser of the resale restrictions set forth above. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

     5.2   Restrictive Legends.  Each certificate representing any of the
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Securities shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     In the Case of All Securities:
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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE 1933 ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY) .

     5.3   Registration on Form S-3.
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           5.3.1  Filing of Registration Statement.  The Company shall use its
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best efforts to secure effectiveness of, as soon as practicable, and shall file no later than thirty (30) days after the Closing Date (unless such registration is not permitted under the applicable rules and regulations of the Commission), a registration statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act to register the resale of the Initial Shares and Warrant Shares (the "Registrable Securities"); provided however, that in the event the Company fails (due to an action or inaction of the Company) to be eligible to file a registration statement on Form S-3, the Company shall file a registration statement on Form S-1.

           5.3.2  Registration Expenses.  The Company shall pay all Registration
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Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities (the "Holders") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

           5.3.3  Additional Company Obligations.  In the case of any
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registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until December 31, 2004 (or such earlier date as all of the Registrable Securities have been sold or may be sold under Rule 144(k)); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) cause all such Registerable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (vi) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and (vii) advise Holders of the issuance of any stop order by the SEC with respect to the Registration Statement or any request by the SEC for an amendment to the Registration Statement, and notify Holders of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (viii) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Registrable Securities are originally sold and (B) all other states specified in writing by a Holder as may reasonably be required to sell such Holder's Registrable Securities, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

     5.4   Indemnification and Contribution.
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           5.4.1  Indemnification by the Company.  The Company agrees to
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indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party asserting any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall
                                      --------  -------
not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or
(ii)) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

           5.4.2  Indemnification by Holder.  Each Holder, severally and not
                  -------------------------
jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any claim by a third party asserting (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement, provided, however, that no Holder
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shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Holder and delivered to the Company at least three business days before the sale from which such loss occurred or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and each Holder, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

           5.4.3  Indemnification Procedures.  Promptly after receipt by any
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indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or
                                     --------  -------
shall exist a conflict of interest that would make it inappropriate in the reasonable opinion of counsel for the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided,
                                                                   --------
however, that in the case of the immediately preceding proviso the indemnifying
-------
person shall not be responsible for the legal expenses of more than one counsel for all indemnified persons.

           5.4.4  Contribution in Lieu of Indemnity.  If the indemnification
                  ---------------------------------
provided for in this Section 5.4 is unavailable to or insufficient to hold harmless an indemnified party under Section 5.4.1 or 5.4.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.4.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.4.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4.4, no Holder shall be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Registrable Securities to which such loss relates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5.4.4 to contribute are several in proportion to their respective sales of Registrable Securities to which such loss relates and not joint.

           5.4.5  Controlling Persons Indemnified.  The obligations of the
                  -------------------------------
Company and the Holders under this Section 5.4 shall be in addition to any liability which the Company and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Holder within the meaning of the Securities Act.

     5.5   Transfer of Registration Rights.  The right to sell Registrable
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Securities pursuant to the registration statement described herein will automatically be assigned to each transferee of at least 50,000 Initial Shares or Warrant Shares. In the event that it is necessary, in order to permit a Holder to sell Registrable Securities pursuant to the Registration Statement, to amend the Registration Statement to name such Holder, such Holder shall, upon written notice to the Company, be entitled to have the Company make such amendment as soon as reasonably practicable. Notwithstanding the above provisions relating to Registration Expenses, in the event that such an amendment is requested, the Holder shall, at the request of the Company, be obligated to reimburse the Company for reasonable Registration Expenses incurred by it in connection with such amendment.

     5.6   Reports Under the Exchange Act.  With a view to make available to the
           ------------------------------
Purchasers or Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Purchaser or Holder to sell Securities to the public without registration or pursuant to a registration on Form S-3, the Company will covenant and agree to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to any Purchaser or Holder, so long as the Purchaser or Holder owns any Securities forthwith upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange

Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser or Holder of any rule or regulation of the SEC that permits the selling of any such Securities without registration or pursuant to such Form S-3.

     6.    Miscellaneous.
           -------------

           6.1   Waivers and Amendments.  Without the written consent of (i) the
                 ----------------------
Company, (ii) the record holders of more than fifty percent (50%) of the Securities (on a converted-to-Common Stock basis) then outstanding that have not previously been sold in a public offering, and, (iii) all holders of 500,000 or more Units, the terms of the Purchase Agreement may not be waived or amended.

           6.2   Governing Law.  The Purchase Agreement shall be governed in all
                 -------------
respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

           6.3   Survival.  The representations, warranties, covenants and
                 --------
agreements made herein shall survive any investigation made by the Company or the Purchaser and the Closing.

           6.4   Successors and Assigns.  Subject to Section 5.5, the provisions
                 ----------------------
hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including successors in interest to the Shares).

           6.5   Entire Agreement.  The Purchase Agreement (including all
                 ----------------
Exhibits thereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

           6.6   Notices, etc.  All notices and other communications required or
                 -------------
permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, or express delivery service, addressed
(a) if to the Purchaser, at the address set forth on the signature page hereof or at such other address as the Purchaser shall have furnished the Company in writing, or (b) if to the Company, at its address set forth at the beginning of the Purchase Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

           6.7   Severability.  If any provision of the Purchase Agreement shall
                 ------------
be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           6.8   Titles and Subtitles.  The titles of the paragraphs and
                 --------------------
subparagraphs of the Purchase Agreement are for convenience of reference and shall not, by themselves, determine the construction of the Purchase Agreement.

           6.9   Counterparts.  The Purchase Agreement may be executed in any
                 ------------
number of counterparts, each of which be an original, but all of which together shall constitute one instrument.

                                                                     Exhibit 1.1
                                                                     -----------

Warrant No. GS -
            ------------

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE 1933 ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                              OF GENSIA SICOR INC.

     This certifies that          (the "Holder"), for value received is entitled
                         --------
to purchase from Gensia Sicor Inc., a Delaware corporation (the "Company"),
                 (        ) fully paid and nonassessable shares of the Company's
----------------  --------
Common Stock (the "Warrant Shares") at a price of $4.1875 per share (the "Stock Purchase Price") at any time or from time to time on or after the Commencement Date (as defined below) up to and including 5:00 p.m. (Pacific time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 9360 Towne Centre Drive, San Diego, California 92121 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment by cash, cashier's check or wire transfer of immediately available funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, such exercise to be conditioned upon the accuracy of all representations and warranties contained in such Form of Subscription. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. "Commencement Date" means December 31, 1997 (the date of issuance of this Warrant) and "Expiration Date" means the earlier of (i) December 31, 2002 (five years from the Commencement Date) or (ii) the occurrence of an event, proposal of which is described in subsection (d) of Section 3.4 which causes termination of this Warrant under

Section 3.4. This Warrant is issued pursuant to the Unit Purchase Agreement between the Company and Holder dated as of the date hereof (the "Purchase Agreement").

     This Warrant is subject to the following terms and conditions:

     1.   Exercise of Warrant
          -------------------

     1.1  Issuance of Certificates.  This Warrant is exercisable at the option
          ------------------------
of Holder at any time or from time to time on or after the Commencement Date and prior to or on the Expiration Date for all or a portion of the shares of Warrant Shares which may be purchased hereunder. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after this Warrant has been exercised. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the date of expiration of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon exercise of this Warrant.

     1.2  Payment.  Payment of the Stock Purchase Price shall be made at the
          -------
option of Holder by surrender to the Company of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and (i) payment by cash, cashier's check or wire transfer of immediately available funds or (ii) by surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Net Issue Exercise," and, in either case, specifying the number of Warrant Shares to be purchased, during normal business hours on any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California. Upon a Net Issue Exercise, Holder shall be entitled to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

               X =  Y x (A-B)
                    ---------
                       A

     Where     X =  the number of Warrant Shares to be issued to Holder pursuant to this Section 1.2;

               Y = the number of Warrant Shares otherwise purchasable under this Warrant, or any lesser number of Warrant Shares as to which this Warrant is being exercised (at the date of such calculation);

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation);

               B = the Stock Purchase Price (as adjusted to the date of such calculation).

     2.   Shares to be Fully Paid; Reservation of Shares.  The Company covenants
          ----------------------------------------------
and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will use its best efforts to at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock. When and as required to provide for the exercise of the rights represented by this Warrant, the Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed. If for any reason the Company does not have available sufficient authorized but unissued shares to permit full exercise of this Warrant at any time, then it may, in its discretion, pay to the Holder an amount in cash equal to the fair market value of the Warrant Shares the Holder has elected to purchase by exercise of this Warrant, instead of issuing Warrant Shares to the Holder. For purposes of this Warrant, the fair market value of one Warrant Share shall mean, to the extent it applies to the Company's Common Stock, the average of the daily high and low trading prices of the Company's Common Stock on the Nasdaq National Market (or other exchange or market that is the primary trading market for the Company's Common Stock at that time, as determined by the Company's Board of Directors in good faith) on the ten trading days prior to the date the Warrant is exercised and, to the extent it applies to other securities or property, as determined by the Company's Board of Directors in good faith.

     3.   Adjustment of Stock Purchase Price; Number of Shares.  The Stock
          ----------------------------------------------------
Purchase Price and the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

          3.1   Adjustment of Purchase Price.  In the event that the Company at
                ----------------------------
any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Stock Purchase Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. Upon each adjustment of the Stock Purchase Price pursuant to this Section 3.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

          3.2   Adjustments for Reclassification and Reorganization.  If the
                ---------------------------------------------------
Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3.1), the Stock Purchase Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Warrant shall represent the right to purchase, in lieu of the number of shares of Common Stock which this Warrant would otherwise represent the right to purchase, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock which this Warrant would have otherwise entitled the holder to purchase immediately before that change.

          3.3   Notice of Adjustment.  Upon any adjustment of the Stock Purchase
                --------------------
Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this

Warrant, the Company shall within five business days give written notice thereof, by first class mail, postage prepaid, (or by international delivery service, for international addresses) addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3.4   Other Notices.  If at any time:
                -------------

                (a) the Company shall propose to declare any cash dividend upon its Common Stock;

                (b) the Company shall propose to declare or make any dividend or other distribution to the holders of its Common Stock, whether in cash, property or other securities;

                (c) the Company shall propose to effect any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation or any sale, lease or conveyance of all or substantially all of the property of the Company; or

                (d) the Company shall propose to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, or international delivery service for international deliveries, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least fifteen (15) business days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least fifteen (15) business days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend or distribution, the record date for such dividend or distribution, if after the Commencement Date. Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation/merger, sale, lease, conveyance, dissolution, liquidation or winding-up, as the case may be. In the event that the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described in clause (a) or (b) above, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event. Upon the occurrence of an event described in clause (c), the Holder shall be entitled thereafter, upon payment of the Stock Purchase Price in effect immediately prior to such action, to receive upon exercise of this Warrant the class and number of shares which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to such event. In connection with the transactions described in clause (c), the Company will require each person (other than the Company) that may be required to deliver any cash, stock, securities or other property upon the exercise of this Warrant as provided herein to assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant (x) the obligations of the Company under this Warrant and (y) the obligation to deliver to such holder such cash, stock, securities or other property as such holder may be entitled to receive in accordance with the provisions of this Section 3. Upon the occurrence of an event the proposal of which is described in clause (d), this Warrant shall terminate. Notwithstanding any other provision hereof, no Holder shall have the right to obtain an injunction or restraining order or otherwise interfere with or prevent the occurrence of any of the actions described in (a) - (d) above.

     4.   Issue Tax.  The issuance of certificates for the Warrant Shares upon
          ---------
the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

     5.   No Voting or Dividend Rights; Limitation of Liability.  Nothing
          -----------------------------------------------------
contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.2 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

     6.   Restrictions on Transferability of Securities: Compliance With
          --------------------------------------------------------------
Securities Act.
--------------

          6.1   Restrictions on Transferability.  The Warrant and the Warrant
                -------------------------------
Shares (collectively, the "Securities") shall not be transferable except upon the conditions specified in the Purchase Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable "blue sky" law (the "Law").

          6.2   Restrictive Legend.  Each certificate representing the
                ------------------
Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     In the Case of Warrant and Warrant Shares:
     -----------------------------------------

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE 1933 ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A UNIT PURCHASE AGREEMENT BETWEEN THE

     ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

          6.3   Exchange of Warrant.  Subject to the terms and conditions
                -------------------
hereof, including the restrictions on transfer in this Section 6 and in the Purchase Agreement, upon surrender of this Warrant to the Company with a duly executed Assignment Form in the form attached hereto and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. The term "Warrant" as used herein shall be deemed to include any Warrants issued in exchange for this Warrant.

          6.4   Ownership of Warrant.  The Company may deem and treat the
                --------------------
person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 6.3.

     7.   Modification and Waiver.  Except as otherwise provided herein, this
          -----------------------
Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     8.   Notices.  Except as otherwise provided herein, any notice, request or
          -------
other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by United States certified or registered mail, postage prepaid, (or international delivery service for international deliveries) to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     9.   Descriptive Headings and Governing Law.  The descriptive headings of
          --------------------------------------
the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California (without regard to its conflicts of law provisions).

     10.  Lost Warrants or Stock Certificates.  The Company represents and
          -----------------------------------
warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     11.  Amendment.  This Warrant may be amended only with the written
          ---------
approval of the Company and the Holder of this Warrant.

     12.  Binding Effect; Benefits.  This Warrant shall inure to the benefit of
          ------------------------
and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     13.  Fractional Shares.  No fractional shares shall be issued upon exercise
          -----------------
of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the market price of the Common Stock, which shall be, on any date, the closing price for the Common Stock or the closing bid if no sales were reported, as quoted on the Nasdaq National Market.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 31st day of December, 1997.


                                       Gensia Sicor Inc.

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                              FORM OF SUBSCRIPTION
                              --------------------

                  (To be signed only upon exercise of Warrant)

To:  Gensia Sicor Inc.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder,
                 (        ) shares of Common Stock of Gensia Sicor Inc. (the
----------------  --------
"Company"), and herewith makes payment in the amount of $         therefore.
                                                         --------
The certificates for such shares should be issued in the name of, and delivered
to,                  whose address is                 .
    ----------------                  ----------------
     The undersigned represents, unless the exercise of this Warrant has been registered under the Securities Act of 1933, as amended (the "Securities Act"), that (i) the undersigned is acquiring such Common Stock for his or its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a registration statement under the Securities Act), (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the shares of Common Stock,
(iii) the undersigned has received all of the information the undersigned requested from the Company and the undersigned considers necessary or appropriate for deciding whether to purchase the shares, (iv) the undersigned has the ability to bear the economic risks of the undersigned's prospective investment and (v) the undersigned is able, without materially impairing his financial condition, to hold the shares of Common Stock for an indefinite period of time and to suffer complete loss on the undersigned's investment.

     The undersigned is an "accredited investor" as defined in Regulation D of the Securities and Exchange Commission on the date hereof.

DATED:
      ------------------------


                                    --------------------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    --------------------------------------------

                                    --------------------------------------------
                                    (Address)

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                                ASSIGNMENT FORM
                                ---------------

              (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                      (the "Assignee")
                                         --------------------
the right represented by such Warrant to purchase            Warrant Shares and
                                                  ----------
all other rights of the Warrantholder with respect thereto under the within
Warrant, and appoints                   as Attorney to make such transfer on the
                      -----------------
books of Gensia Sicor Inc. maintained for such purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:                     .
      ---------------------

                                   Signature
                                            ------------------------------------

                                            ------------------------------------
                                                         (Print Name)

                                            ------------------------------------
                                                       (Street Address)

                                            ------------------------------------
                                              (City)      (State)  (Zip Code)

                                                                  Exhibit 2.1(a)
                                                                  --------------

WIRE TRANSFER INSTRUCTIONS


Bank:          Bank of New York
               IOC565 Institutional Custody
               New York, NY

ABA #:         021-000-018

Credit:        131375

Name of:       Gensia Sicor Inc.

                                                                     Exhibit 4.9
                                                                     -----------

                      INVESTMENT REPRESENTATION STATEMENT

     1.   Acquisition Entirely for Own Account.  Purchaser represents and
          ------------------------------------
warrants that Purchaser is acquiring the Securities solely for Purchaser's own account for investment and not with a view to sale or distribution of the Securities or any portion or component thereof, and Purchaser will not sell, offer to sell or otherwise dispose of or distribute the Securities or any portion or component thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act, and applicable state securities or "Blue Sky" laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the Securities that Purchaser is acquiring is being acquired for, and will be held for Purchaser's account only, and neither in whole nor in part for any other person or entity.

     2.   Information Concerning the Company.  Purchaser represents and warrants
          ----------------------------------
that Purchaser has been provided with such information concerning the Company that Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Securities.
Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     3.   Economic Risk and Suitability.  Purchaser represents and warrants as
          -----------------------------
follows:

          3.1 Purchaser realizes that Purchaser's purchase of the Securities involves a high degree of risk and will be a highly speculative investment and that Purchaser is able, without impairing Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

          3.2 Purchaser has carefully considered and has, to the extent Purchaser believes such discussions necessary, discussed with Purchaser's professional, legal, tax and financial advisors the suitability of an investment in the Securities for the particular legal, tax and financial situation of Purchaser and that Purchaser and/or Purchaser's advisors have determined that the Securities are a suitable investment for Purchaser.

          3.3 Purchaser has such knowledge and experience in business and financial matters as will enable Purchaser to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision.

          3.4 Purchaser has carefully read this Agreement and the Company has made available to Purchaser or Purchaser's advisors all information and documents requested by Purchaser relating to investment in the Securities, and has provided answers to Purchaser's satisfaction to all of Purchaser's questions concerning the Company and the Securities to be acquired.

          3.5 Purchaser understands that neither the Company nor any of its officers/directors, has any obligation to register the Securities under any federal or state securities act or law except as otherwise expressly set forth in Section 5 of the Purchase Agreement.

          3.6 All information that Purchaser has provided concerning himself or herself, his or her financial position and (each of) his/her Purchaser Representative(s), if any, is correct and complete as of the date set forth below, and if there should be any material change in such information, Purchaser will provide such information to the Company as soon as practicable thereafter.

          3.7 Purchaser understands that the Company is relying on the truth and accuracy of the declarations, representations, warranties and agreements made by Purchaser to the Company herein in transferring the Securities to Purchaser.

          3.8 Purchaser confirms that Purchaser has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast or television or radio regarding the offering of the Securities.

     4.   Status of Purchaser.  Purchaser represents and warrants that Purchaser
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is an "Accredited Investor", as defined in Rule 501 of the Commission because Purchaser is either:

          (a) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase, exceeds $1 million; or

          (b) A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     5.   Residency.  The undersigned is a bona fide resident of              .
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